UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 30, 2007

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 30, 2007, ECO2 Plastics, Inc. (“ECO2” or the “Company”) executed a settlement agreement with Brean Murray Carret & Co., LLC (“Brean Murray”) (the “Agreement”) in connection with the (i) arbitration action Brean Murray commenced on November 1, 2006 before the National Association of Securities Dealers, NASD Docket No. 06-04871 against ECO2 and Gary De Laurentiis, Director and Chief Technology Officer of ECO2 (the “Action”), alleging, inter alia, that ECO2 breached its agreement with Brean Murray and (ii) answer and counterclaims in which ECO2 filed on January 29, 2007 that denied liability and also alleged, inter alia, that Brean Murray breached its agreement with ECO2.

Simultaneously with its execution of the Agreement, ECO2 will cause its counsel to (i) deliver to Brean Murray an opinion letter, pursuant to Rule 144(k), providing for the removal of restrictive legends from the certificate representing 2,737,220 shares of ECO2 stock held by Brean Murray for more than two years and Brean Murray’s counsel will provide ECO2’s counsel with a customary seller’s representation letter, broker’s representation letter and a duly completed and executed Form 144; (ii) deliver to Brean Murray an opinion letter providing for the sale of 744,655 shares of ECO2 stock pursuant to Rule 144 and Brean Murray’s counsel will provide ECO2’s counsel with a customary seller’s representation letter, broker’s representation letter, and a duly completed and executed Form 144.

Additionally, Brean Murray shall execute an affidavit of lost common stock purchase warrant and ECO2 shall reissue to Brean Murray a warrant to purchase 850,000 shares of ECO2 common stock at $.001/share on a cashless basis, which warrant shall be dated August 1, 2005 and ECO2 shall provide to Brean Murray a certificate representing 5,000,000 shares of ECO2 common stock and an opinion letter pursuant to Rule 144(k), and/or any other documentation requested by ECO2’s transfer agent, to provide for the removal of the restrictive legend on the newly issued certificate.

Immediately upon ECO2’s complete performance under the terms of this Agreement, Brean Murray will forward a letter, on behalf of counsel for both sides, to the National Association of Securities Dealers advising that the Action has been discontinued with prejudice.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits are filed as part of this report:

10.1	Brean Murray NASD Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 Plastics, Inc.

(Registrant)

Date: September 6, 2007

/s/ Rodney S. Rougelot
Rodney S. Rougelot CEO and Director

Exhibit Index:
10.1	Brean Murray NASD Settlement Agreement